Exhibit 99.1
PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (the “Agreement”), made and effective as of July 31, 2009 (the “Effective Date”), is by and between Gottula Properties, LLC, an Iowa limited liability company (“Seller”), whose address is 106 SW Linden St Ste 1F, Ankeny, IA, 50021, and EACO Corporation, a Florida corporation (“Buyer”), whose address is 1500 N. Lakeview Avenue, Anaheim, California 92807.
     Buyer has agreed to purchase and Seller has agreed to sell, subject to the terms and conditions set forth herein, that certain real property located in the City of Deland, County of Volusia, Florida, all of the improvements thereon and all of the personalty therein (collectively, the “Property”), which real property is legally described on Exhibit “A” attached hereto and incorporated herein by this reference.
     NOW THEREFORE, in consideration of the sum of one dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer agree as follows:
     1. Purchase Price. The purchase price (the “Purchase Price”) of the Property is Two Million, One Hundred Twenty-Three Thousand and 00/100 Dollars ($2,123,000.00), payable in cash or its equivalent as follows:
     (a) Within five (5) business days after the Effective Date, Buyer shall deliver an earnest money deposit (“Deposit”) in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) to John E. Wickman, Esquire, of Judd, Ulrich, Scarlett, Wickman & Dean, P.A., whose address is 2940 S. Tamiami Trail, Sarasota, Florida 34239 (“Escrow Agent”). The Deposit shall be non-refundable and applied by Seller against the Purchase Price of the Property. Buyer and Seller authorize and direct Escrow Agent to immediately deliver the Deposit to Seller.
     (b) The balance of the Purchase Price in cash or its equivalent at Closing.
     2. Closing Date. The closing shall take place on or before sixty (60) days after the Effective Date, at the offices of Escrow Agent, or at any other mutually agreeable location (the “Closing”); the Closing may be conducted by use of recognized over-night couriers. At Closing, Seller shall deliver to Buyer full and exclusive possession of the Property.
     3. Lease. Buyer is the current lessee of the Property and is currently in possession of the Property pursuant to that certain Lease Agreement between Buyer and Seller dated as of December 30, 2004 (the “Lease”). Upon the closing of this transaction, the Lease shall terminate and both Buyer and Seller shall be released from any responsibility or obligation under the Lease. Buyer shall specifically be forever released from the payment of any rental amounts, late fees, interest, ad valorem property taxes and any other monetary amounts due under the Lease, whether past due or not yet due, upon the closing of this transaction.
     4. Title Insurance. Seller shall provide within fourteen (14) days after the Effective Date, a commitment (“Commitment”) for an ALTA owner’s title insurance policy in form and substance reasonably satisfactory to Buyer in an amount equal to the Purchase Price, containing only the standard exceptions and those items described on Exhibit “B” attached hereto (the “Permitted Exceptions”). The Commitment shall include a copy of all documents reflected in the Commitment as exceptions to insurance coverage. The title insurance policy shall be issued by Seller’s attorney promptly following the disbursement of the Purchase Price and recording of the Deed and shall insure good and marketable fee simple record title to the Property to be vested in Buyer. Seller shall be obligated to cure any and all monetary obligations outstanding against the Property created by Seller.. If Seller is unable to convey marketable fee simple title to the Property to Buyer in accordance with the provisions of this Agreement, subject to only the Permitted Exceptions or any other matters not created by Seller, Buyer shall have the right to terminate its obligation to purchase the Property, in which event neither party shall be liable to the other for any loss, cost, expense or damage whatsoever by reason of such termination, and the Deposit shall be credited against Buyer’s obligations to Seller under the Lease.
     5. Seller’s Representations and Warranties. To induce Buyer to enter into this Agreement and to purchase the Property being conveyed hereunder, Seller makes the following representations and warranties, all of which are true as of the date hereof and shall be true as of the date of Closing:
     (a) Seller presently owns good and marketable fee simple title to the Property.
     (b) Seller has not received any notice of assessments for public improvements against the Property which remain unpaid.
     (c) There are no judgments or decrees of any kind against Seller unpaid or unsatisfied of record at any court of any city, county, or state or of the United States of America, or any pending or threatened litigation, which would affect the Property.
     (d) Seller is not in the hands of a receiver nor is it insolvent.
     (e) Seller has not received any notice of condemnation or eminent domain proceedings, which would affect the Property or any part thereof.
     (f) Seller has received no notice of violation, and to the best of Seller’s knowledge, there exist no violations or notices of violation of law, municipal ordinance, governmental ordinance, orders, rules, regulations or requirements against or affecting the Property, or any part thereof.

     (g) There are no actions or proceedings pending or, to the best of Seller’s knowledge, threatened, before any court or administrative agency, relating to the Property.
     (h) Seller has all necessary power to execute and deliver this Agreement and to perform all of the obligations of Seller hereunder.
     (i) Seller is duly organized, validly existing and in good standing under the laws of the State of Iowa and has full capacity, power and authority to convey the Property to Buyer in accordance with the terms and conditions of this Agreement.
     (j) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor the compliance with the terms, conditions and provisions hereof will conflict with, or result in a breach of, any of the terms, conditions or provisions of Seller’s Articles of Organization or Operating Agreement, or any agreement or instrument to which Seller is a party or by which it is bound.
     (k) There is no lender or other person that is required to approve or consent to the conveyance of the Property to Buyer and no person shall have any right to object or contest such conveyance, construction or use. To Seller’s knowledge, no person, firm or other legal entity has any right or option whatsoever to acquire the Property or any portions thereof or any interest or interests therein.
All of the above representations and warranties shall survive Closing for a period of six (6) months.
     5.1 Buyer’s Representations and Warranties. To induce Seller to enter into this Agreement and to sell the Property being conveyed hereunder, Buyer makes the following representations and warranties, all of which are true as of the date hereof and shall be true as of the date of Closing:
     (a) Buyer has not received any notice of assessments for public improvements against the Property which remain unpaid.
     (b) There are no judgments or decrees of any kind against Buyer unpaid or unsatisfied of record at any court of any city, county, or state or of the United States of America, or any pending or threatened litigation, which would affect the Property.
     (c) Buyer is not in the hands of a receiver nor is it insolvent.
     (d) Buyer has not received any notice of condemnation or eminent domain proceedings, which would affect the Property or any part thereof.

     (e) Buyer has received no notice of violation, and to the best of Buyer’s knowledge, there exist no violations or notices of violation of law, municipal ordinance, governmental ordinance, orders, rules, regulations or requirements against or affecting the Property, or any part thereof.
     (f) There are no actions or proceedings pending or, to the best of Buyer’s knowledge, threatened, before any court or administrative agency, relating to the Property.
     (g) Buyer has all necessary power to execute and deliver this Agreement and to perform all of the obligations of Buyer hereunder.
     (h) Buyer is duly organized, validly existing and in good standing under the laws of the State of Florida and has full capacity, power and authority to purchase the Property from Seller in accordance with the terms and conditions of this Agreement.
     (i) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor the compliance with the terms, conditions and provisions hereof will conflict with, or result in a breach of, any of the terms, conditions or provisions of Buyer’s Articles of Incorporation or Bylaws, or any agreement or instrument to which Buyer is a party or by which it is bound.
     (j) There is no tenant, lender or other person that is required to approve or consent to the conveyance of the Property to Buyer and no person shall have any right to object or contest such conveyance, construction or use. No person, firm or other legal entity has any right or option whatsoever to acquire the Property or any portions thereof or any interest or interests therein.
All of the above representations and warranties shall survive Closing.
     6. Encumbrances. Buyer and Seller shall keep the Property free and clear of all liens and encumbrances prior to Closing.
     7. Closing Costs. Buyer shall pay for the owner’s title insurance policy issued pursuant to the Commitment, documentary stamps on the deed, recording of the deed and any Buyer financing costs or fees. Seller shall pay for the recordation of any corrective instruments and/or lien release documents and the cost of releasing any liens, mortgages, judgments or other encumbrances affecting the Property for those matters created by Seller; Buyer shall be responsible for such costs for any other matters. Each party shall be responsible for its own attorney’s fees. [Ad valorem property taxes will not be pro-rated between the parties, and Buyer shall be solely responsible for ad valorem property taxes through the Closing.]

     8. Conveyance. At Closing, Seller shall cause to be conveyed to Buyer, by Quitclaim Deed, fee simple title in and to the Property free and clear of all monetary liens as required by Paragraph 4 of this Agreement. Seller shall also execute and deliver to Buyer an Owner’s Affidavit in form and content sufficient to enable the title company to delete all standard title exceptions from the title insurance policy when issued and a certification that Seller is not a foreign person for purposes of the Foreign Investment in Real Property Act (“FIRPTA”) as amended, which certificate will include Seller’s taxpayer identification number and address. At Closing, both Buyer and Seller shall execute a closing statement to evidence the consummation of the transaction contemplated hereby. Buyer and Seller will also execute a “termination of lease” memorializing the lease termination terms set forth in Paragraph 3 hereof and, if a memorandum of lease has been recorded, a Memorandum of Termination of Lease which will be recorded in the public records of Volusia County, Florida.
     9. General Release/Litigation. At the Closing, each party hereto shall release the other party and its officers, directors, members, shareholders, employees and affiliates from any and all claims or liabilities other than claims arising under this Agreement. Simultaneously, the Seller shall dismiss with prejudice the litigation currently pending with respect to the Property (the “Litigation”).
     10. Default. In the event of a default by Seller, Buyer shall be entitled to specific performance or any other remedy available at law or in equity. In the event of a default by Buyer, Seller shall be entitled to receipt of the Deposit without limiting its rights under applicable law which may result from Buyer’s default. . The prevailing party in any litigation arising under this Agreement shall be entitled to recover its reasonable attorney’s fees and expenses [including those relating to any appeals resulting from or pertaining to such litigation] from the other party. Such costs and expenses are in addition to Seller’s entitlement to liquidated damages.
     11. Risk of Loss. Buyer shall retain the risk of loss to the Property until Closing.
     12. Condemnation. If, prior to Closing, condemnation or eminent domain proceeding shall be commenced by any competent public authority against the Property, or any significant part thereof, Seller shall promptly give Buyer written notice thereof. After notice of the commencement of such proceedings, Buyer shall have the option of accepting the Property subject to the proceedings, whereupon any awards shall be paid to Buyer.
     13. Environmental. Seller has no knowledge of any condition on or affecting the Property that would constitute a violation of any applicable federal, state or local laws, ordinances, rules or regulations pertaining to the environment, including without limitation the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (“RCRA”) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”) and the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (“SARA”), and similar statutes, rules and regulations of the State of Florida.

     14. Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This disclosure is required by Florida law to be contained in all contracts for sale or leases of buildings.
     15. Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.
     16. Headings. The paragraph headings herein are inserted for convenience only and shall not be determinative of the meaning of any provision contained herein.
     17. Broker’s Commission. Seller and Buyer hereby represent and warrant to each other that neither Seller nor Buyer has engaged any broker or agent in regard to this Agreement or to the sale and purchase of the Property contemplated hereby. Each party shall hold the other harmless from any claims, liabilities, or damages associated with any broker’s commissions or fees regarding the Property.
     18. Notices. All notices, requests, demands and other communications hereunder shall be in writing, and sent by either hand delivery or U.S. certified mail, return receipt requested, postage prepaid and should be delivered or mailed (as the case may be) to the addresses indicated on page one (1) of this Agreement or to such other address as shall be furnished in writing by either party to the other.
     19. Counterparts. This Agreement may be executed in one or more counterparts and shall become effective only when one or more counterparts have been signed by all of the parties. Each counterpart shall be deemed an original but all of the counterparts together shall constitute only one single agreement.
     20. Further Assurances. Seller and Buyer each agree to execute and deliver to the other party such further documents or instruments as may be reasonable and necessary in the furtherance or of the performance of the terms, conditions and covenants of this Agreement.
     21. Miscellaneous. This Agreement sets forth the entire understanding and agreement between the parties relative to the subject matter contained herein and supersedes all prior agreements and understandings, whether oral or written, pertaining to such subject matter. Any amendments or revisions hereto shall be made in writing only, executed by both parties. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.
     IN WITNESS WHEREOF, the parties have executed this Agreement the respective dates set forth below.

Gottula Properties, LLC, an Iowa limited liability company
By:	/s/ Larry Gottula
Print: Larry Gottula
Its: Manager

EACO Corporation, a Florida corporation
By:	/s/ Glen Ceiley
Glen Ceiley, its CEO

EXHIBIT A
The South 324 feet of the East 279 feet of the West 309 feet of that portion of the Northwest 1/4 of the Northeast 1/4 of Section 4, Township 17 South, Range 30 East, Volusia County, Florida, lying Northerly of, and adjacent to U.S. Highway No. 92;
Being more particularly described as follows:
Commencing at the Northwest corner of the Northeast 1/4 of the aforesaid Section 4; thence S 00° 49’ 55” East, along the West line of the Northwest 1/4 of said Section 4, 809.92 feet to a point on the Northerly Right-of-Way line of U.S. Highway No. 92 (said point lying 77.50 feet Northerly from the centerline of the West-Bound lanes of said highway); thence N 89° 59’ 15” East, along said Northerly Right-of-Way line, 30.00 feet to the Point of Beginning of the lands described herein; said point also lying on the Easterly Right-of-Way line of “North Amelia Avenue”, thence N 00° 49’ 55” West, along said Easterly Right-of-Way line, 324.00 feet; thence N 89° 59’ 15” East, departing said Easterly Right-of-Way line, 279.00 feet; thence S 00° 49’ 55” East, 324.00 feet to a point on the aforesaid Northerly Right-of-Way line of U.S. Highway No. 92; thence S 89° 59’ 15” West, along said Northerly Right-of-Way line, 279.00 feet to the Point of Beginning.
Together with that certain Easement recorded in Official Records Book 4316, Page 2225, of the Public Records of Volusia County, Florida, as modified by that certain Drainage and Entrance Modification Agreement dated December 20, 2004 and Official Records Book 5461, Page 3908, of said Public Records.

Exhibit “B”
Permitted Title Exceptions
1.	Taxes for the year of the effective date of this policy and taxes or special assessments which are not shown as existing liens by the public records.

2.	Rights or claims of parties in possession not shown by the public records.

3.	Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises.

4.	Easements or claims of easements not shown by the public records.

5.	Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

6.	Any adverse ownership claim by the State of Florida by right of sovereignty to any portion of the lands insured hereunder, including submerged, filled and artificially exposed lands, and lands accreted to such lands.

7.	The lien of all taxes for the year 2009 and thereafter, which are not yet due and payable under Tax I.D. No. 700400000951.

8.	Covenant Regarding Future Access Drive dated June 10, 1998, recorded June 16, 1998 in O.R..Book 4316, Page 2213, Public Records of Volusia County, Florida.

9.	Drainage Easement recorded June 16, 1998 in O.R. Book 4316, Page 2225, Public Records of Volusia County, Florida, and as modified by that certain Drainage and Entrance Easement Modification Agreement dated December 20, 2004 and recorded December 23, 2004 in O.R. Book 5461, Page 3908, Public Records of Volusia County, Florida.

10.	Grant of Easement to the City of Deland recorded April 23, 1999 in O.R. Book 4426, Page 3942, Public Records of Volusia County, Florida.

11.	Distribution Easement recorded April 29, 1999 in O.R. Book 4428, Page 3882, Public Records of Volusia County, Florida.

12.	Subject to the rights of tenants under unrecorded leases, if any.

13.	Rights of others in and to the easement parcels identified in Exhibit “A”.